EXHIBIT 99.10(a)

Consent of Deloitte & Touche LLP

Deloitte & Touche LLP

Suite 1200                         Telephone: (714) 436-7100
695 Town Center Drive              Facsimile: (714) 436-7200
Costa Mesa, California 92626-1924

CONSENT OF INDEPENDENT AUDITORS


Pacific Mutual Life Insurance Company:

We hereby consent to the use in Pre-Effective Amendment No. 2 under the Securities Act of 1933 and Amendment No. 2 under the Investment Company Act of 1940 Registration Statement No. 33-88458 of Separate Account A (for the offering of Pacific One) on Form N-4 of our report dated February 21, 1995, related to Pacific Mutual Life Insurance Company's Financial Statements for the year ended December 31, 1994, which is included in the Statement of Additional Information of such Registration Statement, and to references to us under the heading "Financial Statements" in the Statement of Additional Information for Separate Account A which are part of such Registration Statement.



Deloitte & Touche LLP

December 13, 1995



Deloitte Touche
Tohmatsu
International